Exhibit 10.16

FORM OF

ROLLOVER OPTION AGREEMENT

THIS ROLLOVER OPTION AGREEMENT (this “Agreement”), made as of February 2, 2015 (the “Date of Grant”), by and between Presidio, Inc., a Delaware corporation (the “Company”), and the grantee whose name appears on the signature page hereto (the “Participant”). Capitalized terms used herein without definition have the meaning ascribed to such terms in the Presidio, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of November 26, 2014 (the “Merger Agreement”), by and among the Company, Aegis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Presidio Holdings Inc., a Delaware corporation (“Presidio”), and AS Presidio Holdings LLC, a Delaware limited liability company, solely in its capacity as representative for the Securityholders (as defined in the Merger Agreement), pursuant to which, at the Closing (as defined in the Merger Agreement), which occurred on February 2, 2015, Merger Sub merged with and into Presidio, with Presidio surviving as a subsidiary of the Company (the “Merger”); and

WHEREAS, in connection with the Merger, the Company has agreed to permit the Participant, and the Participant desires, immediately prior to the Effective Time (as defined in the Merger Agreement), to exchange certain options to purchase the common stock, par value $0.01 per share, of Presidio, as set forth on the signature page hereto (the “Exchanged Options”), for options to purchase Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one Share hereunder being a “Rollover Option”) to purchase from the Company, Shares at a price per Share (the “Option Price”) and in the amount set forth on Schedule A attached hereto (the “Option Shares”). The Options granted hereunder shall expire upon the completion of the term of the applicable Exchanged Options on the Expiration Date as set forth on Schedule A attached hereto (the “Option Term”), unless earlier terminated in accordance with the terms of this Agreement.

2. Vesting. The Rollover Options are fully vested, subject only to forfeiture upon a Participant’s Termination of Service for Cause.

3. Post-Termination Exercisability.

(a) For Cause. Upon the Participant’s Termination of Service for Cause, all Rollover Options shall immediately terminate, including vested Rollover Options.

(b) Vested and Exercisable. Any Rollover Options that are outstanding and exercisable at the time of the Participant’s Termination of Service (other than a Termination of Service for Cause) shall remain exercisable during the following post-termination periods:

(i) Death or Disability: Earlier of (A) 12 months following such termination and (B) the expiration of the Option Term.

(ii) All Other Terminations: Earlier of (A) 90 days following such termination and (B) the expiration of the Option Term.

4. Method of Exercising Option.

(a) Payment of Option Price. Rollover Options may be exercised, in whole or in part, by giving Notice to the Company. Such Notice shall be accompanied by the payment in full of the aggregate Option Price. Such payment shall be made: (i) in cash or by check, bank draft, or money order payable to the order of the Company, (ii) to the extent permitted by the Committee in its sole discretion, through a cashless exercise whereby the Company reduces the number of Shares issuable upon exercise with a value equal to the aggregate Option Price and withholding obligation, (iii) solely to the extent permitted by applicable law, if the Common Stock is then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Option Price, or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b) Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Rollover Options granted hereunder. Such payment shall be made: (i) in cash, (ii) to the extent permitted by the Committee in its sole discretion, by having the Company withhold from the delivery of Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering Shares owned by the holder of the Rollover Option that meet such requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy a withholding obligation of the Participant, or (iv) to the extent permitted by the Committee in its sole discretion, by a combination of any such methods. For purposes hereof, Shares shall be valued at Fair Market Value.

5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Rollover Options have been so exercised (less Shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant Shares (in certificated, book-entry, or such other manner determined by the Committee), registered in the Participant’s name.

6. Securityholders Agreement. Notwithstanding anything herein to the contrary, in no event shall Shares be delivered upon exercise of the Rollover Options unless and until the Participant executes an Adoption Agreement pursuant to which the Participant shall become bound by the terms and conditions set forth in the Securityholders Agreement, including those terms and conditions applicable to Management Holders (as defined therein), which in all events shall be within 30 days following exercise of the Rollover Options.

7. Non-Transferability. Except as otherwise permitted in accordance with Section 11.2 of the Plan, the Rollover Options are not transferable by the Participant other than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him or her (or his or her legal representative in the event of incapacity). No assignment or transfer of the Rollover Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Rollover Options shall terminate and become of no further effect.

8. Rights as Stockholder. The Participant or a transferee of the Rollover Options shall have no rights as stockholder with respect to any Option Shares until he or she shall have become the holder of record of such Shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which stockholders of record are determined, for purposes of paying dividends on Shares, is prior to the date upon which he or she shall become the holder of record thereof.

9. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she shall not exercise the Rollover Options, and that the Company shall not be obligated to issue or transfer any Shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such Shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive.

10. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as set forth herein; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

11. Binding Effect. Subject to Section 7 of this Agreement, this Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

13. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

14. Modification of Rights. The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Rollover Options granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be materially impaired without the Participant’s prior written consent.

15. Restrictive Covenants. The exercise of Rollover Options pursuant to this Agreement shall be subject to the Participant’s continued compliance with the restrictive covenants in Section 10 of the Securityholders Agreement and the restrictive covenants set forth in any individual agreement between the Participant and the Company (or one of its Affiliates).

16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final, binding, and conclusive on the Company and the Participant.

17. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s Service.

18. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, rep-resentations, and agreements with respect thereto.

19. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

20. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

21. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PRESIDIO, INC.

By:
Name:
Title:

PARTICIPANT

[Participant]

[Signature Page to [Participant] Rollover Option Agreement]

SCHEDULE A

	Number of Rollover Options[1]	Option Price	Expiration Date
Rollover Options	[●]	$[●]	[●]
	[●]	$[●]	[●]
	[●]	$[●]	[●]

[1]	Number of Rollover Options after giving effect to the stock split that occurred contemporaneously with the Merger.

A-1